Exhibit 99.1

Scorpius Holdings Provides 2023 Year-End Business Update; Reports 570% Sequential Increase in Revenue for the Fourth Quarter of 2023

Durham, NC – April 29, 2024 –Scorpius Holdings, Inc (NYSE American: SCPX) (‘Scorpius” or “the Company”), an integrated contract development and manufacturing organization providing state-of-the-art large molecule contract development and manufacturing organization (“CDMO”), today provided strategic, financial, and operational updates for the year ended December 31, 2023.

Jeff Wolf, CEO of Scorpius Holdings, Inc., stated, “We are executing our plan to augment sales and drive revenue, as evidenced by the $4.8 million of revenue from continuing operations that we reported in the fourth quarter of 2023. This represents a 570% increase from the third quarter of 2023, and a 226% increase compared to revenue for the first nine months of the year. To date, Scorpius’s successful business development efforts have resulted in the recording of more than $20 million of contract bookings. We believe our bookings, coupled with the strong interest in our microbial and mammalian capabilities and promising pipeline of new opportunities, positions us well for significant growth in 2024 and beyond.”

"As the large molecule drug substance CDMO market is projected to grow from $10 billion in 2023 to $21 billion by 20301, there is a substantial need for enhanced industry capacity. With our scalable business model and the rising demand for our large molecule CDMO services, we believe that we are well-positioned to capture a meaningful share of this market. Moreover, we expect Scorpius’ growth to accelerate in 2024 and remain optimistic about becoming cash flow positive by early 2025. With the completion of our facility and divestiture of our research and non-core assets, we substantially reduced our operating expenses in the fourth quarter of 2023. As a result, we believe the future for Scorpius could not be brighter as our 60,000+ sq. ft. campus provides us sufficient capacity to grow our business with minimal additional capex requirements, which we believe is the key to maximizing profits and returns for our shareholders,” concluded Mr. Wolf.

2023 Financial Results

• For the year ended December 31, 2023, the Company recognized $6.6 million of contract revenue, $0.3 million of National Institutes of Health grant revenue, and $0.1 million of royalty revenue from continuing operations. For the year ended December 31, 2022, revenue consisted of $0.1 million of contract revenue and $0.3 million of CPRIT grant revenue from continuing operations. The revenue does not reflect any revenue derived from Elusys Therapeutics which was divested in December 2023 and reported in discontinued operations. The increase in contract revenue is primarily due to the execution of process development contracts, a substantial portion of which was from one customer, from which we no longer anticipate deriving significant revenue.

 • For the year ended December 31, 2023, the Company recognized $2.7 million of cost of revenues from product sales as compared to $0.1 million for the year ended December 31, 2022. The increase of $2.6 million was due to the cost of executing on process development contracts.

• Selling, general and administrative expenses for the years ended December 31, 2023, and 2022 were $26.2 million and $20.1 million, respectively. The increase of $6.1 million was primarily due to increased sales and marketing costs for marketing the Company to the CDMO market space of $2.4 million, an increase in labor for Scorpius to support operations of $1.8 million, an increase in legal, accounting, and other professional expenses to manage the business of $1.8 million, an increase in facilities expenses from the opening of our San Antonio facility of $1.4 million, an increase in depreciation and amortization of $0.8 million due to increased investment in equipment and the amortization of right to use assets, offset by decreases in stock-based compensation of $1.1 million, a decrease in other facility and operation expenses of $0.4 million, a reduced need for outside consultants associated with the build-out of Scorpius of $0.4 million, and a reduction of insurance costs of $0.1 million.

• In-process research and development (“IPR&D”) impairment was $0 and $3.5 million for the years ended December 31, 2023, and 2022, respectively. IPR&D was fully impaired during the third quarter of 2022 as the PTX-35 trial did not progress to Phase 2.

• Net loss attributable to Scorpius was approximately $45.2 million, or ($1.74) per basic and diluted share, for the year ended December 31, 2023, compared to approximately $43.4 million, or ($1.70) per basic and diluted share, for the year ended December 31, 2022.

• As of December 31, 2023, the Company had approximately $2.4 million in cash, cash equivalents, and short-term investments.

Pursuant to the disclosure requirements of the NYSE American Company Guidelines Sections 401(h) and 610(b), Scorpius reports that its audited financial statements for the year ended December 31, 2023 and 2022, included in its 2023 annual report on Form 10-K, contain an audit opinion from its independent registered public accounting firm that includes an explanatory paragraph related to the Company’s ability to continue as a going concern due to the fact that the Company has suffered recurring losses from operations and has not generated significant revenue or positive cash flows from operations.

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1 SkyQuest Large Molecule Industry Forecast, February 2024

Scorpius Holdings, Inc.

Scorpius Holdings Inc. is an integrated CDMO focused on manufacturing biologic and cell therapy programs for our clients. Scorpius offers a broad array of analytical testing, process development, and manufacturing services to pharmaceutical and biotech companies at its state-of-the-art facilities in San Antonio, TX. With an experienced team and new, purpose-built U.S. facilities, Scorpius is dedicated to transparent collaboration and flexible, high-quality biologics biomanufacturing. For more information, please visit www.scorpiusbiologics.com.

Forward-Looking Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions, and include statements such as the bookings, coupled with the strong interest in the Company’s microbial and mammalian capabilities and promising pipeline of new opportunities, positions it well for significant growth in 2024 and beyond; the large molecule drug substance CDMO market projected growth from $10 billion in 2023 to $21 billion by 2030; being well-positioned to capture a meaningful share of the market; Scorpius’ growth accelerating in 2024 and becoming cash flow positive by early 2025; the future for Scorpius could not be brighter as its 60,000+ sq. ft. campus provides it sufficient capacity to grow its business with minimal additional capex requirements, and maximizing profits and returns for its shareholders. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to expand its large molecule biomanufacturing CDMO services, attract new customers, profit from its bookings and continue to grow revenue; the ability to capture a meaningful market share; he ability to become cash flow positive; the Company’s financing needs, its cash balance being sufficient to sustain operations and its ability to raise capital when needed, the Company’s ability to leverage fixed costs and achieve long-term profitability; the Company’s ability to obtain regulatory approvals or to comply with ongoing regulatory requirements, regulatory limitations relating to the Company’s ability to successfully promote its services and compete as a pure- play CDMO, and other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2023, subsequent quarterly reports on Form 10-Qs and any other filings the Company makes with the SEC. The information in this presentation is provided only as of the date presented, and the Company undertakes no obligation to update any forward-looking statements contained in this presentation on account of new information, future events, or otherwise, except as required by law.

Media and Investor Relations Contact

David Waldman

+1 919 289 4017

ir@scorpiusbiologics.com